EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of November 21, 2000 (this "Agreement"), is made and entered into by and among BROWN & Brown, Inc., a Florida corporation ("Buyer"); and STEPHEN A. JOHNSEN , a resident of the Commonwealth of Virginia ("Johnsen"), and NORFOLK SHIPBUILDING & DRYDOCK CORPORATION, a Virginia corporation ("Norshipco"; and collectively with Johnsen, the "Shareholders").

Background

The Shareholders own all of the outstanding capital stock of The Flagship Group, Ltd., a Virginia corporation (the "Company"). The Company, either alone or through one of the other Acquired Companies (as defined in Section 3.1 hereof), is engaged primarily in the insurance agency business in Norfolk, Virginia and Fairhaven, Massachusetts. The Shareholders wish to sell all of the outstanding shares of the Company to Buyer, and Buyer desires to acquire such shares, upon the terms and conditions expressed in this Agreement.

THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follow:

Article 1

The Acquisition

Section 1.1 Purchase and Sale of Shares. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase 2,500 shares of common stock of the Company, no par value per share (the "Company Shares"), from the Shareholders and the Shareholders agree to sell all of the Company Shares to Buyer, free and clear of all liens and encumbrances. The Company Shares constitute all of the issued and outstanding shares of capital stock of the Company. The Company Shares shall be sold to Buyer for the consideration specified in Section 1.2.

Section 1.2 Consideration. The consideration for the Company Shares shall be the issuance of shares of common stock of Buyer to the Shareholders. The aggregate number of shares of common stock of Buyer to be issued to the Shareholders (the "Buyer Shares") shall be 189,914 shares, calculated as follows: (a) $6,039,243.00, which represents the sum of: (a)(i) the base amount of $6,300,000.00 minus (ii) $260,757.00, the amount by which the Company's Net Tangible Equity (as defined below) is less than $400,000.00, divided by (b) $31.80, the average closing price for a share of common stock of Buyer, as reported on the New York Stock Exchange, in the twenty (20) day period ending at the close of business on the third (3rd) business day in advance of the Closing Date (as defined in Section 2.1 hereof) (the "Average Price").

For purposes of this Agreement, the term "Net Tangible Equity" means the difference of the Company's (i) total assets minus (ii) total liabilities, determined pursuant to the Company's balance sheet as of the Balance Sheet Date (as defined in Section 3.7 hereof), as determined by Buyer's standard audit procedures and after giving effect to (x) all distributions to the Shareholders and (y) the purchase of an errors and omissions (E&O) tail coverage policy as required under Section 6.8 hereof.

Section 1.3 Delivery of Buyer Shares. The Buyer Shares shall be issued to the Shareholders as follows:

(a) 9,496 shares, representing five percent (5%) of the Buyer Shares shall be pledged to Buyer as partial security for the indemnification obligations of the Shareholders under Article 11 hereof. These pledged shares, subject to any reduction in number as may be necessary to satisfy the Shareholders' indemnification obligations, shall be delivered to the Shareholders six (6) months after the Closing Date, in accordance with the terms of the Pledge Agreement attached hereto as Exhibit 2.2(a)(iii).

(b) The remaining 180,418 Buyer Shares shall be delivered to the Shareholders at the Closing (as defined in Section 2.1 hereof) unless otherwise agreed by the parties. Of the total number of Buyer Shares to be issued to the Shareholders, fifty percent (50%) will be issued to Johnsen and fifty percent (50%) will be issued to Norshipco.

Section 1.4 Accounting and Tax Treatment. The parties agree (a) to structure this transaction as a tax-free exchange, and (b), as more fully described in Section 9.6 to this Agreement, to treat this transaction for accounting purposes as a pooling-of-interests transaction and to take all actions necessary to characterize the transaction as such.

Section 1.5 Registration of Buyer Shares. The Shareholders shall have the rights and obligations set forth in the Registration Rights Addendum attached hereto with respect to the registration of the Buyer Shares for sale and other matters addressed therein.

Article 2

Closing, Items to be Delivered,

Further Assurances, and Effective Date

Section 2.1 Closing. The consummation of the purchase and sale under this Agreement (the "Closing") will take place at 9 a.m., local time, on November 21, 2000 (the "Closing Date"), at the Company's office located at 5000 World Trade Center, Norfolk, Virginia 23510, unless another date or place is agreed to in writing by the parties hereto.

Section 2.2 Closing Obligations. At the Closing:

(a) The Shareholders will deliver to Buyer, along with an executed copy of this Agreement:

(i) certificates representing the Company Shares to Buyer, properly endorsed for transfer or with executed stock powers attached, with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Buyer;

(ii) a release in the form of Exhibit 2.2(a)(ii), executed by each of the Shareholders (the "Release");

(iii) a pledge agreement in the form of Exhibit 2.2(a)(iii), executed by each of the Shareholders (the "Pledge Agreement");

(iv) written opinion of counsel dated as of the Closing Date in substantially the form of Exhibit 2.2(a)(iv) with only such changes therein as shall be in form and substance reasonably satisfactory to Buyer (the " Opinion of Shareholders' Counsel");

(v) a mutually agreeable employment agreement between Johnsen and Buyer, executed by Johnsen (the "Johnsen Employment Agreement");

(vi) Buyer's standard employment agreements, executed by those Company employees that have been extended and accepted offers of employment by Buyer;

(vii) evidence to Buyer's satisfaction that the Company has terminated all of its Employee Benefits Plans, with such termination effective prior to the Closing Date; and

(b) Buyer shall deliver to the Shareholders, along with an executed copy of this Agreement:

(i) certificates representing the number of Buyer Shares to be issued to the Shareholders at the Closing pursuant to Section 1.3(b) hereof;

(ii) written opinion of counsel dated as of the Closing Date in substantially the form of Exhibit 2.2(b)(ii) with only such changes therein as shall be in form and substance reasonably satisfactory to Buyer (the " Opinion of Buyer's Counsel"); and

(iii) the Johnsen Employment Agreement, executed by Buyer.

Section 2.4 Mutual Performance. At or prior to the Closing, the parties hereto shall also deliver to each other the agreements, certificates, and other documents and instruments referred to in Articles 9 and 10 hereof.

Section 2.5 Third Party Consents. To the extent that the Company Shares may not be transferred to Buyer hereunder without the consent of another person which has not been obtained, this Agreement shall not constitute an agreement to transfer the same if an attempted transfer would constitute a breach thereof or be unlawful, and the Shareholders, at their expense, shall use their best efforts to obtain any such required consent(s) as promptly as possible. If any such consent shall not be obtained or if any attempted transfer would be ineffective or would impair Buyer's rights so that Buyer would not in effect acquire the benefit of all such rights, the Shareholders, to the maximum extent permitted by law, shall act after the Closing as Buyer's agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer.

Section 2.6 Further Assurances. From time to time after the Closing, at Buyer's request, the Shareholders will execute, acknowledge and deliver to Buyer, at Buyer's expense (if any), such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Buyer may reasonably request in order to vest more effectively in Buyer, or to put Buyer more fully in possession of, the Company Shares. Each of the parties hereto will cooperate with the others and execute and deliver to the other parties such other instruments and documents and take such other actions as may be reasonably requested from time to time by such other party as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

Section 2.7 Effective Date. The Effective Date of this Agreement and all related instruments executed at the Closing shall be the Closing Date.

Article 3

Representations and Warranties of Johnsen

Johnsen represents and warrants to Buyer as follows:

Section 3.1 Organization and Good Standing. Schedule 3.1 sets forth a complete and accurate list of the corporate name for the Company and each of its wholly-owned or otherwise controlled subsidiaries (the Company and such subsidiaries are each referred to herein as an "Acquired Company" and collectively, the "Acquired Companies"). Each Acquired Company is a corporation duly organized, validly existing, and, as of the Closing Date is or within five (5) business days thereafter shall be, in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to carry on its business as now being conducted. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

Section 3.2 Authority. Johnsen has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Johnsen and constitutes his valid and binding obligation, enforceable against him in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, or similar laws from time to time in effect which offset creditors' rights generally, and general equitable principles.

Section 3.3 Capitalization. The Company Shares constitute all of the issued and outstanding shares of capital stock of the Company. All of the Company Shares have been duly issued and are fully paid and nonassessable. All of the Company Shares are owned and held by the Shareholders, and those Company Shares owned by held by Johnsen are free and clear of all liens, encumbrances or other third-party rights of any kind whatsoever. There are no outstanding agreements, options, rights or privileges, whether preemptive or contractual, to acquire shares of capital stock or other securities of any of the Acquired Companies.

Section 3.4 Corporate Records. The Shareholders have delivered to Buyer correct and complete copies of the Articles of Incorporation and Bylaws of each Acquired Company, each as amended to date. The minute books containing the records of meetings of the shareholders, board of directors, and any committees of the board of directors, the stock certificate books, and the stock record books of each Acquired Company are correct and complete and have been made available for inspection by Buyer. No Acquired Company is in default under or in violation of any provision of its Articles of Incorporation or Bylaws.

Section 3.5 Consents and Approvals; No Violations. Neither the execution, delivery or performance of this Agreement by Johnsen nor the consummation by him of the transactions contemplated hereby nor compliance by them with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of any Acquired Company, (b) require any filing with, or permit, authorization, consent, or approval of, any court, arbitral tribunal, administrative agency or commission, or other governmental or regulatory authority or agency (each a "Governmental Entity") by Johnsen, (c) result in a violation or breach of, or constitute a default (or give rise to any right of termination, amendment, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any note, bond, mortgage, lease, license, agreement, or other instrument or obligation to which Johnsen or any of the Acquired Companies is a party or by which Johnsen or any of the Acquired Companies or any of their respective properties or assets may be bound, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Johnsen or the Acquired Companies, or any of their respective properties or assets, except in the case of (c) or (d) above for violations, breaches or defaults that would not, individually or in the aggregate, have a material adverse effect on any Acquired Company or Buyer's ownership of the Company Shares.

Section 3.6 No Third Party Options. There are no existing agreements, options, commitments, or rights with, of or to any person to acquire any of the Acquired Company's respective assets, properties or rights, or any interests therein.

Section 3.7 Financial Statements. The Shareholders have delivered to Buyer true and complete copies of (a) the Acquired Companies' consolidated and consolidating balance sheets as of December 31, 1999 and the related statements of income for the twelve (12) months then ended, and (b) the Acquired Companies' consolidated and consolidating balance sheets at October 31, 2000 (the "Balance Sheet Date"), and the related statement of income for the ten (10) months then ended. Such financial statements have been reviewed but not audited by the Company's independent certified public accountants, and all of such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved. Such balance sheets fairly present the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Acquired Companies at the dates indicated, and such statements of income fairly present the results of operations for the periods then ended. The Acquired Companies' financial books and records are accurate and complete in all material respects.

Section 3.8 Absence of Certain Changes. Since the Balance Sheet Date, there have been no events or changes having a material adverse effect on the assets, liabilities, financial condition or operations of the Acquired Companies or, to the Shareholders' or the Acquired Companies' knowledge, on the future prospects of the Acquired Companies. Except as disclosed in Schedule 3.8 hereto, since the Balance Sheet Date, none of the Acquired Companies has made any distributions, assignments or sales of any Company assets, or payments to shareholders (other than normal compensation that may have been paid to Johnsen in his capacity as a bona fide employee), and none has entered into any agreements other than in the ordinary course of business. Since the Balance Sheet Date, the Acquired Companies have carried on business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and has not taken any unusual actions in contemplation of this transaction except to the extent that Buyer has given its prior specific consent.

Section 3.9 Assets. (a) The Acquired Companies own and hold, free and clear of any lien, charge, pledge, security interest, restriction, encumbrance or third-party interests of any kind whatsoever (including insurance company payables), sole and exclusive right, title, and interests in and to the customer expiration records for those customers listed in Schedule 3.9(a), together with the exclusive right to use such records and all customer accounts, copies of insurance policies and contracts in force, and all files, invoices and records pertaining to the customers, their contracts and insurance policies, and all related information. All customer accounts listed in Schedule 3.9(a) represent current customers of the Acquired Companies and none of such accounts has been cancelled or transferred as of the date hereof. None of the accounts shown in Schedule 3.9(a) represents business that has been brokered through a third party.

(b) The names "The Flagship Group", "Flagship Group Insurance Agency", "Flagship Maritime Adjusters", "Flagship Benefit Consultants", "Richard Flagship Services", "FARA Services" and "Burroughs & Watson" are the only trade names used by the Acquired Companies within the past three (3) years. No party has filed a claim during the past three (3) years against any Acquired Company alleging that it has violated, infringed on or otherwise improperly used the intellectual property rights of such party, or, if so, the claim has been settled with no existing liability to such Acquired Company and, to the knowledge of Johnsen or the Acquired Companies, no Acquired Company has violated or infringed any trademark, trade name, service mark, service name, patent, copyright or trade secret held by others.

(c) The computer software of the Acquired Companies performs substantially in accordance with the documentation and other written material used in connection therewith, is substantially free of defects in programming and operation. Johnsen has delivered to Buyer complete and correct copies of all user and technical documentation in possession of the Company related to such software.

(d) The Acquired Companies own or lease all tangible assets used in conduct of their respective businesses. All equipment, inventory, furniture and other assets owned or used by the Acquired Companies in their respective businesses are in working condition, having regard for the purposes of which they are used, and the purposes for which such assets are used and for which they are held by the Acquired Companies are not in violation of any statute, regulation, covenant or restriction. Except for certain personal property of the Company's employees, the Acquired Companies own or lease all office furniture, fixtures and equipment in its offices located in Norfolk, Virginia and Fairhaven, Massachusetts.

(e) Except as set forth in Schedule 3.9(e), all promissory notes and accounts receivables of the Acquired Companies are reflected properly on their books and records, are valid receivables subject to no set-offs or counterclaims either asserted to date or of which Johnsen or any of the Acquired Companies have knowledge, are presently current and collectible. All of the Acquired Companies' accounts payable, including accounts payable to insurance carriers, are current and reflected properly on its books and records, and will be paid in accordance with their terms at their recorded amounts.

Section 3.10 Undisclosed Liabilities. The Acquired Companies have no liabilities, and, to the knowledge of Johnsen or any of the Acquired Companies, there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against any Acquired Company giving rise to any liability, (a) except those liabilities reflected in the October 31, 2000 consolidated balance sheet of the Acquired Companies, and (b) except as set forth in Schedule 3.10(b), liabilities which have arisen after October 31, 2000 in the ordinary course of business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law, or arose from any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand). No Acquired Company has guaranteed the obligations of any third party, including, without limitation, guarantees relating to premium financing on behalf of its customers.

Section 3.11 Litigation and Claims. Except as disclosed in Schedule 3.11, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Johnsen or any of the Acquired Companies, threatened against any of the Acquired Companies, and, to the knowledge of Johnsen or any of the Acquired Companies, there is no basis for such a suit, claim, action, proceeding or investigation. None of the Acquired Companies is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, in the future would have an individual or cumulative adverse effect on the Acquired Companies or would prevent Johnsen from consummating the transactions contemplated hereby. No voluntary or involuntary petition in bankruptcy, receivership, insolvency, or reorganization with respect to Johnsen or any Acquired Company has been filed by or, to the knowledge of Johnsen or any of the Acquired Companies, against Johnsen or any Acquired Company, nor will Johnsen file such a petition prior to the Closing Date or for one hundred (100) days thereafter, and if such petition is filed by others against Johnsen, Johnsen shall promptly discharge such petition. Johnsen is solvent on the date hereof and will be solvent on the Closing Date. Neither Johnsen nor the Acquired Companies have, and at the Closing Date will not have, made any assignment for the benefit of creditors, or admitted in writing insolvency or that its property at fair valuation will not be sufficient to pay its debts, nor will Johnsen permit any judgment, execution, attachment, or levy against them or their properties to remain outstanding or unsatisfied for more than ten (10) days.

Section 3.12 Compliance with Applicable Law. The Acquired Companies hold all permits, licenses, variances, exemptions, orders, and approvals of all Governmental Entities necessary for the lawful conduct of its business (collectively, the "Permits"). The Acquired Companies are in compliance with the terms of the Permits, except where the failure to comply would not have an adverse effect. The Acquired Companies are not conducting business in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations that individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have an adverse effect on its business. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to any Acquired Company is pending or, to the knowledge of Johnsen or the Acquired Companies, threatened, nor has any Governmental Entity indicated an intention to conduct the same.

Section 3.13 Tax Returns and Audits. The Acquired Companies have timely filed all federal, state, local and foreign tax returns required to be filed by it or has paid or made provision for the payment of any penalty or interests arising from the late filing of any such return, have correctly reflected all taxes required to be shown thereon, and have fully paid or made adequate provision for the payment of all taxes that have been incurred or are due and payable pursuant to such returns or pursuant to any assessment with respect to taxes in such jurisdictions, whether or not in connection with such returns. There are no circumstances or pending questions relating to potential tax liabilities nor claims asserted for taxes or assessments of any Acquired Company that, if adversely determined, could result in a tax liability for any period prior to, including, or beginning after the Closing Date or on such Acquired Company's practices in computing or reporting taxes. No federal income tax or information return for any Acquired Company is currently the subject of an audit by the Internal Revenue Service. No Acquired Company has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

Section 3.14 Contracts. (a) Schedule 3.14 lists all current material agreements, contracts, obligations, promises, or undertakings (whether written or oral and whether express or implied) that are legally binding (collectively, "Contracts") to which any Acquired Company is a party, including, without limitation, the following:

(i) any Contract (or group of Contracts) for the furnishing or receipt of services that calls for performance over a period of more than one (1) year;

(ii) any Contract concerning a partnership or joint venture;

(iii) any Contract (or group of Contracts) under which any Acquired Company has created, incurred or assumed or may create, incur or assume indebtedness (including capitalized lease obligations) involving more than $10,000 or under which it has imposed (or may impose) a security interest on any of its assets, tangible or intangible;

(iv) any employment agreement;

(v) any Contract concerning confidentiality or non-competition;

(vi) any Contract involving any Acquired Company and its present or former affiliates, officers, directors or shareholders;

(vii) any Contract under which the consequences of a default or termination could have a material adverse effect on the assets, liabilities, business, financial condition, operations or future prospects of any Acquired Company; or

(viii) any other Contract (or group of Contracts) either involving more than $10,000 or not entered into in the ordinary course of business.

(b) No Acquired Company is a party to any verbal Contract which, if reduced to written form, would be required to be listed in Schedule 3.14. The Shareholders have delivered to Buyer a correct and complete copy of each written Contract, as amended to date, listed in Schedule 3.14. Each such Contract is valid and enforceable in accordance with its terms, and no party is in default under any provision thereof.

Section 3.15 Non-Solicitation Covenants. No Acquired Company is a party to any agreement that restricts its ability to compete in the insurance agency industry or solicit specific insurance accounts.

Section 3.16 Insurance Policies. Schedule 3.16 sets forth a complete and correct list of all insurance policies held by each Acquired Company with respect to its business, and true and complete copies of such policies have been delivered to Buyer. The Acquired Companies have complied with all the provisions of such policies and the policies are in full force and effect.

Section 3.17 Errors and Omissions. No Acquired Company has incurred any liability or, to the knowledge of Johnsen or any of the Acquired Companies, taken or failed to take any action that may reasonably be expected to result in a liability for errors or omissions in the conduct of its insurance business, except such liabilities as are fully covered by insurance. All errors and omissions lawsuits and claims currently pending or threatened against any of the Acquired Companies are set forth in Schedule 3.11. The Acquired Companies have such errors and omissions (E&O) insurance coverage in force, with such minimum liability limits per occurrence and aggregate and with such deductibles, as set forth in Schedule 3.17. The Shareholders will provide to Buyer a certificate of insurance evidencing such coverage prior to or on the Closing Date. Each Acquired Company has had the same or higher levels of coverage as are set forth in Schedule 3.17 continuously in effect for at least the past five (5) years.

Section 3.18 Employees. Except as disclosed in Schedule 3.14, all employees of the Acquired Companies are employees at will, and no Acquired Company is a party to any written contract of employment. To the knowledge of Johnsen or any of the Acquired Companies, none of the Acquired Companies' employees is currently being treated for a major medical condition.

Section 3.19 Employee Benefit Plans. Schedule 3.19 lists each Employee Benefit Plan (as defined below) that the Acquired Companies or any trade or business, whether or not incorporated, that together with any Acquired Company would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Company ERISA Affiliate") maintains or to which any Acquired Company or any Company ERISA Affiliate contributes:

(a) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable laws. No such Employee Benefit Plan is under audit by the Internal Revenue Service or the Department of Labor.

(b) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1s, and summary plan descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan that is an "Employee Welfare Benefit Plan" as such term is defined in ERISA Section 3(1).

(c) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been paid to each such Employee Benefit Plan that is an "Employee Pension Benefit Plan" as such term is defined in ERISA Section 3(2), and all contributions for any period ending on or before the Closing Date that are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Acquired Companies. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

(d) Each such Employee Benefit Plan that is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Section 401(a) and has received, within the last two (2) years, a favorable determination letter from the Internal Revenue Service.

(e) The market value of assets under each such Employee Benefit Plan that is an Employee Pension Benefit Plan (other than any "Multiemployer Plan" as such term is defined in ERISA Section 3(37)) equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with Pension Benefit Guaranty Corporation ("PBGC") methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

(f) The Acquired Companies have delivered (or no later than five (5) days prior to the Closing Date shall deliver) to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements that implement each such Employee Benefit Plan.

(g) With respect to each Employee Benefit Plan that the Acquired Companies or any Company ERISA Affiliate maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

(i) No such Employee Benefit Plan that is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a "Reportable Event" (as such term is defined in ERISA Section 4043) as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the knowledge of the Shareholders or the Acquired Companies, threatened.

(ii) to the knowledge of Johnsen or any of the Acquired Companies, there have been no "Prohibited Transactions" as defined in ERISA Section 406 and Code Section 4975 with respect to any such Employee Benefit Plan. No "Fiduciary" as defined in ERISA Section 3(21) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of the Shareholders or the Acquired Companies, threatened. None of the Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Acquired Companies has any knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

(iii) No Acquired Company has incurred, and none of the Company, the Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of any Acquired Company has any reason to expect that any Acquired Company shall incur, any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any such Employee Benefit Plan that is an Employee Pension Benefit Plan.

(iv) Neither the Acquired Companies nor any Company ERISA Affiliate contributes to, nor has ever been required to contribute to, any Multiemployer Plan or has any liability (including withdrawal liability) under any Multiemployer Plan.

(v) Neither the Acquired Companies nor any Company ERISA Affiliate maintains or contributes, nor has ever maintained or contributed, or has ever been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

As used in this Agreement, the term "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement that is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement that is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement that is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

Section 3.20 Intellectual Property.

(a) The Acquired Companies own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property (as defined below) used in the operation of the businesses of the Acquired Companies as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Acquired Companies immediately prior to the Closing hereunder shall be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The Acquired Companies have taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

(b) To the knowledge of Johnsen or any of the Acquired Companies, no Acquired Company has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties. None of Johnsen nor any of the directors and officers (and employees with responsibility for Intellectual Property matters) of any Acquired Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any Acquired Company must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of Johnsen or the Acquired Companies, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Acquired Companies.

(c) No Acquired Company has any patents issued in its name, or patent applications filed or pending. Schedule 3.20(c) identifies each license, agreement, or other permission that any Acquired Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Acquired Companies have delivered to Buyer correct and complete copies of all such registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 3.20(c) also identifies each trade name and registered or unregistered trademark or service mark used by the Acquired Companies. With respect to each item of Intellectual Property required to be identified in Schedule 3.20(c):

(i) The Acquired Companies possess all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

(ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Johnsen or any of the Acquired Companies, is threatened that challenges the legality, validity, enforceability, use, or ownership of the item; and

(iv) No Acquired Company has ever agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

(d) Schedule 3.20(d) identifies each item of Intellectual Property that any third party owns and that any Acquired Company uses pursuant to license, sublicense, agreement, or permission. The Acquired Companies have delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 3.20(d):

(i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

(ii) the license, sublicense, agreement, or permission shall continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article 2 above);

(iii) no party to the license, sublicense, agreement, or permission is in breach or default, and, to the knowledge of Johnsen or the Acquired Companies, no event has occurred that with notice would constitute a breach or default or permit termination, modification, or acceleration thereunder;

(iv) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

(v) with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

(vi) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the Shareholders or the Acquired Companies, is threatened that challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

(viii) No Acquired Company has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

(e) To the knowledge of Johnsen or the Acquired Companies, the Acquired Companies shall not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

As used in this Agreement the term "Intellectual Property" means (A) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (B) all trademarks, service marks, trade dress, logos, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (C) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (D) all mask works and all applications, registrations, and renewals in connection therewith, (E) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (F) all computer software (including data and related documentation), (G) all other proprietary rights, and (H) all copies and tangible embodiments thereof (in whatever form or medium).

Section 3.21 Environmental and Public Safety Compliance. The Acquired Companies and their respective predecessors and affiliates have complied with all laws (including rules and regulations thereunder) of federal, state and local government (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against any Acquired Company or its predecessors or affiliates alleging any failure to comply with any such law, rule or regulation. Neither the Acquired Companies nor any of their respective affiliates has received any notification from any governmental authority that it allegedly was a contributor to or a potentially responsible party in connection with, any place at which hazardous material was stored, treated, released or disposed.

Section 3.22 Accounting Matters. Except for Norshipco's Company Shares (which are pledged to Credit Lyonnais pursuant to that certain Subsidiary Pledge Agreement dated as of November 25, 1997, as amended (the " Credit Lyonnais Pledge")), to the knowledge of Johnsen or the Acquired Companies, no "Affiliate" (as defined below) of any Acquired Company has, during a period of thirty (30) days prior to the date of this Agreement, sold, pledged, hypothecated, or otherwise transferred or encumbered any capital stock of any Acquired Company held by such Affiliate. For purposes of this Agreement, the term "Affiliate" means any officer, director, or owner of ten percent (10%) or more of the voting capital stock of any Acquired Company.

Section 3.23 Securities Law Representations. (a) Johnsen has had an opportunity to ask questions and receive answers from Buyer and the persons involved in organizing, establishing and managing the business and affairs of Buyer regarding the terms and conditions of Johnsen's acquisition of the Buyer Shares and regarding the proposed business, financial affairs, and other aspects of Buyer, and has further had the opportunity to obtain all information (to the extent the Buyer possesses or can acquire such information without unreasonable effort or expense) that Johnsen deems necessary to evaluate his investment in the Buyer Shares and to verify the accuracy of information otherwise provided to him. Johnsen has received and reviewed all information that he considers necessary or appropriate for deciding whether to acquire and commit to acquire the Buyer Shares including, without limitation, (i) Buyer's annual report on Form 10-K for the year ended December 31, 1999, (ii) Buyer's quarterly reports on Form 10-Q for the three (3) months ended March 31, June 30, and September 30, 2000, respectively, (iii) Buyer's Annual Report to Shareholders for the year ended December 31, 1999, and (iv) the Proxy Statement for Buyer's 2000 Annual Meeting of Shareholders.

(b) Johnsen recognizes that the Buyer Shares will not, as of the Closing, be registered under the Securities Act of 1933, as amended (the "Securities Act") and will therefore, unless and until successfully registered with the Securities and Exchange Commission (the "SEC") for resale under the Securities Act, constitute "restricted securities" as defined pursuant to Rule 144(a)(3) under the Securities Act under which means, among other things, that Johnsen generally will not be able to sell the Buyer Shares for a period of at least one (1) year following the Closing Date, and may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act, as such, by way of illustration but without limitation, in compliance the safe harbor provisions of Rule 144; further, the legal consequences of the foregoing mean that Johnsen must bear the economic risk of the investment in the Buyer Share for an indefinite period of time; further, if Johnsen desires to sell or transfer all or any part of the Buyer Shares, Buyer may require Johnsen's counsel to provide a legal opinion that the transfer may be made without registration under the Securities Act; further, other restrictions discussed elsewhere herein may be applicable; further, Johnsen is subject to the restriction on transfer described herein and Buyer will issue stop transfer orders with Buyer's transfer agent to enforce such restrictions; further, the Buyer Shares will bear a legend restricting transfer; and further, the following paragraph, or language substantially equivalent thereto, will be inserted in or stamped on the certificates evidencing the same:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT. THIS STOCK MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THE SAME UNDER THE SECURITIES ACT OF 1933 OR OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE SECURITIES LAWS.

(c) Because of his considerable knowledge and experience in financial and business matters, Johnsen is able to evaluate the merits, risks, and other factors bearing on the suitability of the Buyer Shares as an investment. Johnsen, individually or by virtue of a "purchaser representative" (as defined pursuant to Rule 501(h) under the Securities Act), qualifies as an "accredited investor" as defined under Rule 501(a) under the Securities Act.

(d) Johnsen's annual income and net worth are such that he would not now be, and does not contemplate being, required to dispose of any investment in the Buyer Shares, including the risk of losing all or any part of his investment and the inability to sell, transfer, pledge, or otherwise dispose of any of the Buyer Shares for an indefinite period.

(e) Johnsen's acquisition of the Buyer Shares will be solely for his own account, as principal, for investment, and not with a view to, or for resale in connection with, any underwriting or distribution.

Section 3.24 No Misrepresentations. None of the representations and warranties of Johnsen set forth in this Agreement or in the attached Schedules, notwithstanding any investigation thereof by Buyer, contains any untrue statement of a material fact, or omits the statement of any material fact necessary to render the statements made not misleading.

Article 4

Representations and Warranties of Norshipco

Norshipco represents and warrants to Buyer as follows:

Section 4.1 Organization and Good Standing. Each Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to carry on its business as now being conducted. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

Section 4.2 Authority. Norshipco has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Norshipco and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, or similar laws from time to time in effect which offset creditors' rights generally, and general equitable principles.

Section 4.3 Capitalization. The Company Shares constitute all of the issued and outstanding shares of capital stock of the Company. All of the Company Shares have been duly issued and are fully paid and nonassessable. Except with respect to the Credit Lyonnais Pledge, all of the Company Shares owned and held by Norshipco are free and clear of all liens, encumbrances or other third-party rights of any kind whatsoever. There are no outstanding agreements, options, rights or privileges, whether preemptive or contractual, to acquire shares of capital stock or other securities of any of the Acquired Companies.

Section 4.4 Corporate Records. The Shareholders have delivered to Buyer correct and complete copies of the Articles of Incorporation and Bylaws of each Acquired Company, each as amended to date. The minute books containing the records of meetings of the shareholders, board of directors, and any committees of the board of directors, the stock certificate books, and the stock record books of each Acquired Company are correct and complete and have been made available for inspection by Buyer. No Acquired Company is in default under or in violation of any provision of its Articles of Incorporation or Bylaws.

Section 4.5 Consents and Approvals; No Violations. Neither the execution, delivery or performance of this Agreement by Norshipco nor the consummation by them of the transactions contemplated hereby nor compliance by them with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of any Acquired Company, (b) require any filing with, or permit, authorization, consent, or approval of, any Governmental Entity by Norshipco, (c) result in a violation or breach of, or constitute a default (or give rise to any right of termination, amendment, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any note, bond, mortgage, lease, license, agreement, or other instrument or obligation to which any of Norshipco or any of the Acquired Companies is a party or by which any of Norshipco or any of the Acquired Companies or any of their respective properties or assets may be bound, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Norshipco or any of the Acquired Companies, or any of their respective properties or assets, except in the case of (c) or (d) above for violations, breaches or defaults that would not, individually or in the aggregate, have a material adverse effect on any Acquired Company or Buyer's ownership of the Company Shares.

Section 4.6 No Third Party Options. There are no existing agreements, options, commitments, or rights with, of or to any person to acquire any of the Acquired Company's respective assets, properties or rights, or any interests therein.

Section 4.7 Financial Statements. The Shareholders have delivered to Buyer true and complete copies of (a) the Acquired Companies' consolidated and consolidating balance sheets as of December 31, 1999 and the related statements of income for the twelve (12) months then ended, and (b) the Acquired Companies' consolidated and consolidating balance sheets at the Balance Sheet Date, and the related statement of income for the ten (10) months then ended, all of which have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved. Such balance sheets fairly present the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Acquired Companies at the dates indicated, and such statements of income fairly present the results of operations for the periods then ended. The Acquired Companies' financial books and records are accurate and complete in all material respects.

Section 4.8 Absence of Certain Changes. Since the Balance Sheet Date, there have been no events or changes having a material adverse effect on the assets, liabilities, financial condition or operations of the Acquired Companies or, to Norshipco's or any of the Acquired Companies' knowledge, on the future prospects of the Acquired Companies. Except as disclosed in Schedule 3.8 hereto, since the Balance Sheet Date, none of the Acquired Companies has made any distributions, assignments or sales of Company assets, or payments to shareholders (other than normal compensation that may have been paid to Johnsen in his capacity as a bona fide employee), and none has entered into any agreements other than in the ordinary course of business. Since the Balance Sheet Date, the Acquired Companies have carried on business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and has not taken any unusual actions in contemplation of this transaction except to the extent that Buyer has given its prior specific consent.

Section 4.9 Assets. (a) The Acquired Companies own and hold, free and clear of any lien, charge, pledge, security interest, restriction, encumbrance or third-party interests of any kind whatsoever (including insurance company payables), sole and exclusive right, title, and interests in and to the customer expiration records for those customers listed in Schedule 3.9(a), together with the exclusive right to use such records and all customer accounts, copies of insurance policies and contracts in force, and all files, invoices and records pertaining to the customers, their contracts and insurance policies, and all related information. All customer accounts listed in Schedule 3.9(a) represent current customers of the Acquired Companies and none of such accounts has been cancelled or transferred as of the date hereof. None of the accounts shown in Schedule 3.9(a) represents business that has been brokered through a third party.

(b) The names "The Flagship Group", "Flagship Group Insurance Agency", "Flagship Maritime Adjusters", "Flagship Benefit Consultants", "Richard Flagship Services", "FARA Services" and "Burroughs & Watson" are the only trade names used by the Acquired Companies within the past three (3) years. No party has filed a claim during the past three (3) years against any Acquired Company alleging that it has violated, infringed on or otherwise improperly used the intellectual property rights of such party, or, if so, the claim has been settled with no existing liability to such Acquired Company and, to the knowledge of Norshipco or any of the Acquired Companies, no Acquired Company has violated or infringed any trademark, trade name, service mark, service name, patent, copyright or trade secret held by others.

(c) The computer software of the Acquired Companies performs substantially in accordance with the documentation and other written material used in connection therewith, is substantially free of defects in programming and operation. The Shareholders have delivered to Buyer complete and correct copies of all user and technical documentation in possession of the Company related to such software.

(d) The Acquired Companies own or lease all tangible assets used in conduct of their respective businesses. All equipment, inventory, furniture and other assets owned or used by the Acquired Companies in their respective businesses are in working condition, having regard for the purposes of which they are used, and the purposes for which such assets are used and for which they are held by the Acquired Companies are not in violation of any statute, regulation, covenant or restriction. Except for certain personal property of the Company's employees, the Acquired Companies own or lease all office furniture, fixtures and equipment in its offices located in Norfolk, Virginia and Fairhaven, Massachusetts.

(e) Except as set forth in Schedule 3.9(e), all promissory notes and accounts receivables of the Acquired Companies are reflected properly on their books and records, are valid receivables subject to no set-offs or counterclaims either asserted to date or of which Norshipco or any of the Acquired Companies have knowledge, are presently current and collectible. All of the Acquired Companies' accounts payable, including accounts payable to insurance carriers, are current and reflected properly on its books and records, and will be paid in accordance with their terms at their recorded amounts.

Section 4.10 Undisclosed Liabilities. The Acquired Companies have no liabilities, and, to the knowledge of Norshipco or any of the Acquired Companies, there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against any Acquired Company giving rise to any liability, (a) except those liabilities reflected in the October 31, 2000 consolidated balance sheet of the Acquired Companies, and (b) except as set forth in Schedule 3.10(b), liabilities which have arisen after October 31, 2000 in the ordinary course of business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law, or arose from any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand). No Acquired Company has guaranteed the obligations of any third party, including, without limitation, guarantees relating to premium financing on behalf of its customers.

Section 4.11 Litigation and Claims. Except as disclosed in Schedule 3.11, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Norshipco or any of the Acquired Companies, threatened against any of the Acquired Companies, and, to the knowledge of Norshipco or the Acquired Companies, there is no basis for such a suit, claim, action, proceeding or investigation. None of the Acquired Companies is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, in the future would have an individual or cumulative adverse effect on the Acquired Companies or would prevent Norshipco from consummating the transactions contemplated hereby. No voluntary or involuntary petition in bankruptcy, receivership, insolvency, or reorganization with respect to Norshipco or any Acquired Company has been filed by or, to the knowledge of Norshipco or any of the Acquired Companies, against Norshipco or any Acquired Company, nor will Norshipco file such a petition prior to the Closing Date or for one hundred (100) days thereafter, and if such petition is filed by others against Norshipco, Norshipco shall promptly discharge such petition. Norshipco is solvent on the date hereof and will be solvent on the Closing Date. Neither Norshipco nor the Acquired Companies have, and at the Closing Date will not have, made any assignment for the benefit of creditors, or admitted in writing insolvency or that its property at fair valuation will not be sufficient to pay its debts, nor will Norshipco permit any judgment, execution, attachment, or levy against them or their properties to remain outstanding or unsatisfied for more than ten (10) days.

Section 4.12 Compliance with Applicable Law. The Acquired Companies each hold all Permits necessary for the lawful conduct of its business. The Acquired Companies are in compliance with the terms of the Permits, except where the failure to comply would not have an adverse effect. The Acquired Companies are not conducting business in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations that individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have an adverse effect on its business. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to any Acquired Company is pending or, to the knowledge of Norshipco or the Acquired Companies, threatened, nor has any Governmental Entity indicated an intention to conduct the same.

Section 4.13 Tax Returns and Audits. The Acquired Companies have timely filed all federal, state, local and foreign tax returns required to be filed by it or has paid or made provision for the payment of any penalty or interests arising from the late filing of any such return, have correctly reflected all taxes required to be shown thereon, and have fully paid or made adequate provision for the payment of all taxes that have been incurred or are due and payable pursuant to such returns or pursuant to any assessment with respect to taxes in such jurisdictions, whether or not in connection with such returns. There are no circumstances or pending questions relating to potential tax liabilities nor claims asserted for taxes or assessments of any Acquired Company that, if adversely determined, could result in a tax liability for any period prior to, including, or beginning after the Closing Date or on such Acquired Company's practices in computing or reporting taxes. No federal income tax or information return for any Acquired Company is currently the subject of an audit by the Internal Revenue Service. No Acquired Company has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

Section 4.14 Contracts. (a) Schedule 3.14 lists all current material agreements, contracts, obligations, promises, or undertakings (whether written or oral and whether express or implied) that are legally binding (collectively, "Contracts") to which any Acquired Company is a party, including, without limitation, the following:

(i) any written arrangement (or group of written arrangements) for the furnishing or receipt of services that calls for performance over a period of more than one (1) year;

(ii) any written arrangement concerning a partnership or joint venture;

(iii) any written arrangement (or group of written arrangements) under which any Acquired Company has created, incurred or assumed or may create, incur or assume indebtedness (including capitalized lease obligations) involving more than $10,000 or under which it has imposed (or may impose) a security interest on any of its assets, tangible or intangible;

(iv) any employment agreement;

(v) any written arrangement concerning confidentiality or non-competition;

(vi) any written arrangement involving any Acquired Company and its present or former affiliates, officers, directors or shareholders;

(vii) any written arrangement under which the consequences of a default or termination could have a material adverse effect on the assets, liabilities, business, financial condition, operations or future prospects of any Acquired Company; or

(viii) any other written arrangement (or group of related arrangements) either involving more than $10,000 or not entered into in the ordinary course of business.

(b) No Acquired Company is a party to any verbal Contract which, if reduced to written form, would be required to be listed in Schedule 3.14. The Shareholders have delivered to Buyer a correct and complete copy of each written arrangement, as amended to date, listed in Schedule 3.14. Each such Contract is valid and enforceable in accordance with its terms, and no party is in default under any provision thereof.

Section 4.15 Non-Solicitation Covenants. No Acquired Company is a party to any agreement that restricts its ability to compete in the insurance agency industry or solicit specific insurance accounts.

Section 4.16 Insurance Policies. Schedule 3.16 sets forth a complete and correct list of all insurance policies held by each Acquired Company with respect to its business, and true and complete copies of such policies have been delivered to Buyer. The Acquired Companies have complied with all the provisions of such policies and the policies are in full force and effect.

Section 4.17 Errors and Omissions. No Acquired Company has incurred any liability or, to the knowledge of Norshipco or any of the Acquired Companies, taken or failed to take any action that may reasonably be expected to result in a liability for errors or omissions in the conduct of its insurance business, except such liabilities as are fully covered by insurance. All errors and omissions lawsuits and claims currently pending or threatened against any of the Acquired Companies are set forth in Schedule 3.11. The Acquired Companies have such errors and omissions (E&O) insurance coverage in force, with such minimum liability limits per occurrence and aggregate and with such deductibles, as set forth in Schedule 3.17. The Shareholders will provide to Buyer a certificate of insurance evidencing such coverage prior to or on the Closing Date. Each Acquired Company has had the same or higher levels of coverage as are set forth in Schedule 3.17 continuously in effect for at least the past five (5) years.

Section 4.18 Employees. Except as disclosed in Schedule 3.14, all employees of the Acquired Companies are employees at will, and no Acquired Company is a party to any written contract of employment. None of the Acquired Companies' employees is currently being treated for a major medical condition.

Section 4.19 Employee Benefit Plans. Schedule 3.19 lists each Employee Benefit Plan that the Acquired Companies or any trade or business, whether or not incorporated, that together with any Company ERISA Affiliate maintains or to which any Acquired Company or any Company ERISA Affiliate contributes:

(a) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws. No such Employee Benefit Plan is under audit by the Internal Revenue Service or the Department of Labor.

(b) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1s, and summary plan descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan that is an "Employee Welfare Benefit Plan" as such term is defined in ERISA Section 3(1).

(c) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been paid to each such Employee Benefit Plan that is an "Employee Pension Benefit Plan" as such term is defined in ERISA Section 3(2), and all contributions for any period ending on or before the Closing Date that are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Acquired Companies. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

(d) Each such Employee Benefit Plan that is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Section 401(a) and has received, within the last two (2) years, a favorable determination letter from the Internal Revenue Service.

(e) The market value of assets under each such Employee Benefit Plan that is an Employee Pension Benefit Plan (other than any "Multiemployer Plan" as such term is defined in ERISA Section 3(37)) equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with Pension Benefit Guaranty Corporation ("PBGC") methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

(f) The Acquired Companies have delivered (or no later than five (5) days prior to the Closing Date shall deliver) to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements that implement each such Employee Benefit Plan.

(g) With respect to each Employee Benefit Plan that the Acquired Companies or any Company ERISA Affiliate maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

(i) No such Employee Benefit Plan that is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a "Reportable Event" (as such term is defined in ERISA Section 4043) as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the knowledge of Norshipco or the Acquired Companies, threatened.

(ii) to the knowledge of Norshipco or any of the Acquired Companies, there have been no "Prohibited Transactions" as defined in ERISA Section 406 and Code Section 4975 with respect to any such Employee Benefit Plan. No "Fiduciary" as defined in ERISA Section 3(21) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of Norshipco or the Acquired Companies, threatened. Neither Norshipco nor any of the directors and officers (and employees with responsibility for employee benefits matters) of the Acquired Companies has any knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

(iii) No Acquired Company has incurred, and none of the Company, Norshipco and the directors and officers (and employees with responsibility for employee benefits matters) of any Acquired Company has any reason to expect that any Acquired Company shall incur, any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any such Employee Benefit Plan that is an Employee Pension Benefit Plan.

(iv) Neither the Acquired Companies nor any Company ERISA Affiliate contributes to, nor has ever been required to contribute to, any Multiemployer Plan or has any liability (including withdrawal liability) under any Multiemployer Plan.

(v) Neither the Acquired Companies nor any Company ERISA Affiliate maintains or contributes, nor has ever maintained or contributed, or has ever been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

As used in this Agreement, the term "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement that is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement that is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement that is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

Section 4.20 Intellectual Property.

(a) The Acquired Companies own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property (as defined below) used in the operation of the businesses of the Acquired Companies as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Acquired Companies immediately prior to the Closing hereunder shall be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The Acquired Companies have taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

(b) To the knowledge of Norshipco or any of the Acquired Companies, no Acquired Company has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties. None of Norshipco nor any of the directors and officers (and employees with responsibility for Intellectual Property matters) of any Acquired Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any Acquired Company must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of Norshipco or any of the Acquired Companies, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Acquired Companies.

(c) No Acquired Company has any patents issued in its name, or patent applications filed or pending. Schedule 3.20(c) identifies each license, agreement, or other permission that any Acquired Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Acquired Companies have delivered to Buyer correct and complete copies of all such registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 3.20(c) also identifies each trade name and registered or unregistered trademark or service mark used by the Acquired Companies. With respect to each item of Intellectual Property required to be identified in Schedule 3.20(c):

(i) The Acquired Companies possess all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

(ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Norshipco or any of the Acquired Companies, is threatened that challenges the legality, validity, enforceability, use, or ownership of the item; and

(iv) No Acquired Company has ever agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

(d) Schedule 3.20(d) identifies each item of Intellectual Property that any third party owns and that any Acquired Company uses pursuant to license, sublicense, agreement, or permission. The Acquired Companies have delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 3.20(d):

(i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

(ii) the license, sublicense, agreement, or permission shall continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article 2 above);

(iii) no party to the license, sublicense, agreement, or permission is in breach or default, and, to the knowledge of Norshipco or the Acquired Companies, no event has occurred that with notice would constitute a breach or default or permit termination, modification, or acceleration thereunder;

(iv) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

(v) with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

(vi) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Norshipco or any of the Acquired Companies, is threatened that challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

(viii) No Acquired Company has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

(e) To the knowledge of Norshipco or any of the Acquired Companies, the Acquired Companies shall not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

As used in this Agreement the term "Intellectual Property" means (A) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (B) all trademarks, service marks, trade dress, logos, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (C) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (D) all mask works and all applications, registrations, and renewals in connection therewith, (E) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (F) all computer software (including data and related documentation), (G) all other proprietary rights, and (H) all copies and tangible embodiments thereof (in whatever form or medium).

Section 4.21 Environmental and Public Safety Compliance. The Acquired Companies and their respective predecessors and affiliates have complied with all laws (including rules and regulations thereunder) of federal, state and local government (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against any Acquired Company or its predecessors or affiliates alleging any failure to comply with any such law, rule or regulation. Neither the Acquired Companies nor any of their respective affiliates has received any notification from any governmental authority that it allegedly was a contributor to or a potentially responsible party in connection with, any place at which hazardous material was stored, treated, released or disposed.

Section 4.22 Accounting Matters. Except for Norshipco's Company Shares (which are pledged to Credit Lyonnais pursuant to the Credit Lyonnais Pledge), to the knowledge of Norshipco or any of the Acquired Companies, no Affiliate of any Acquired Company has, during a period of thirty (30) days prior to the date of this Agreement, sold, pledged, hypothecated, or otherwise transferred or encumbered any capital stock of any Acquired Company held by such Affiliate.

Section 4.23 Securities Law Representations. (a) Norshipco has had an opportunity to ask questions and receive answers from Buyer and the persons involved in organizing, establishing and managing the business and affairs of Buyer regarding the terms and conditions of Norshipco's acquisition of the Buyer Shares and regarding the proposed business, financial affairs, and other aspects of Buyer, and has further had the opportunity to obtain all information (to the extent the Buyer possesses or can acquire such information without unreasonable effort or expense) that Norshipco deems necessary to evaluate its investment in the Buyer Shares and to verify the accuracy of information otherwise provided to it. Norshipco has received and reviewed all information that it considers necessary or appropriate for deciding whether to acquire and commit to acquire the Buyer Shares including, without limitation, (i) Buyer's annual report on Form 10-K for the year ended December 31, 1999, (ii) Buyer's quarterly reports on Form 10-Q for the three (3) months ended March 31, June 30, and September 30, 2000, respectively, (iii) Buyer's Annual Report to Shareholders for the year ended December 31, 1999, and (iv) the Proxy Statement for Buyer's 2000 Annual Meeting of Shareholders.

(b) Norshipco recognizes that the Buyer Shares will not, as of the Closing, be registered under the Securities Act of 1933, as amended (the "Securities Act") and will therefore, unless and until successfully registered with the Securities and Exchange Commission (the "SEC") for resale under the Securities Act, constitute "restricted securities" as defined pursuant to Rule 144(a)(3) under the Securities Act under which means, among other things, that Norshipco generally will not be able to sell the Buyer Shares for a period of at least one (1) year following the Closing Date, and may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act, as such, by way of illustration but without limitation, in compliance the safe harbor provisions of Rule 144; further, the legal consequences of the foregoing mean that Norshipco must bear the economic risk of the investment in the Buyer Share for an indefinite period of time; further, if Norshipco desires to sell or transfer all or any part of the Buyer Shares, Buyer may require Norshipco's counsel to provide a legal opinion that the transfer may be made without registration under the Securities Act; further, other restrictions discussed elsewhere herein may be applicable; further, Norshipco is subject to the restriction on transfer described herein and Buyer will issue stop transfer orders with Buyer's transfer agent to enforce such restrictions; further, the Buyer Shares will bear a legend restricting transfer; and further, the following paragraph, or language substantially equivalent thereto, will be inserted in or stamped on the certificates evidencing the same:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT. THIS STOCK MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THE SAME UNDER THE SECURITIES ACT OF 1933 OR OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE SECURITIES LAWS.

(c) Because of its considerable knowledge and experience in financial and business matters, Norshipco is able to evaluate the merits, risks, and other factors bearing on the suitability of the Buyer Shares as an investment. Norshipco is a corporation which qualifies as an "accredited investor" as defined under Rule 501(a) under the Securities Act.

(d) Norshipco's acquisition of the Buyer Shares will be solely for its own account, as principal, for investment, and not with a view to, or for resale in connection with, any underwriting or distribution.

Section 4.24 No Misrepresentations. None of the representations and warranties of Norshipco set forth in this Agreement or in the attached Schedules, notwithstanding any investigation thereof by Buyer, contains any untrue statement of a material fact, or omits the statement of any material fact necessary to render the statements made not misleading.

Article 6

Representations and Warranties of Buyer

Buyer represents and warrants to the Shareholders as follows:

Section 6.1 Organization. Buyer is a corporation organized under the laws of Florida and its status is active. Buyer has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted. Buyer is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and be in good standing would not in the aggregate have a material adverse effect.

Section 6.2 Authority. Buyer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Buyer and no other corporate proceeding on the part of Buyer is necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by Buyer and constitutes its valid and binding obligation, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws from time to time in effect which offset creditors' rights generally and general equitable principles.

Section 6.3 Consents and Approvals; No Violations. Neither the execution, delivery or performance of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby nor compliance by Buyer with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of Buyer, (b) require any filing with, or permit authorization, consent, or approval of, any Governmental Entity, except where the failure to obtain such permits, authorizations, consents, or approvals or to make such filings would not have a material adverse effect, (c) result in a violation or breach of, or constitute a default (or give rise to any right of termination, amendment, cancellation, or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, lease, license, agreement, or other instrument or obligation to which Buyer is a party or by which Buyer or its properties or assets may be bound, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its properties or assets, except in the case of (c) or (d) above for violations, breaches or defaults that would not, individually or in the aggregate, have a material adverse effect.

Section 6.4 SEC Reports and Financial Statements. Buyer has filed with the SEC, and has heretofore made available to the Shareholders true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1999 under the Securities Exchange Act of 1934 (the "Exchange Act") or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "Buyer SEC Documents"). The Buyer SEC Documents, including without limitation any financial statements and schedules included therein, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements of Buyer included in the Buyer SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of Buyer and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

Section 6.5 Absence of Certain Changes. Except as disclosed in the Buyer SEC Documents, since December 31, 1999, there have been no events, changes or events having, individually or in the aggregate, a material adverse effect on Buyer.

Section 6.6 No Undisclosed Liabilities. Except as and to the extent set forth in Buyer's Quarterly Report on Form 10-Q for the period ended September 30, 2000, as of December 31, 1999, Buyer had no liabilities or obligations, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Buyer and its subsidiaries. Since September 30, 2000, Buyer has not incurred any liabilities, whether or not accrued, contingent or otherwise, outside the ordinary course of business or that would have, individually or in the aggregate, a material adverse effect on Buyer.

Section 6.7 Litigation. Except as disclosed in the Buyer SEC Documents filed prior to the date of this Agreement, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of Buyer, threatened against Buyer or any of its subsidiaries before any Governmental Entity that, individually or in the aggregate, is reasonably likely to have a material adverse effect on Buyer or would prevent Buyer from consummating the transactions contemplated by this Agreement. Except as disclosed in the Buyer SEC Documents, neither Buyer nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that, insofar as can be reasonably foreseen, individually or in the aggregate, in the future would have a material adverse effect on Buyer or would prevent Buyer from consummating the transactions contemplated hereby.

Section 6.8 Accounting Matters. To the best knowledge of Buyer, neither Buyer nor any of its affiliates has through the date of this Agreement taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by the Acquired Companies or any of their respective affiliates) would prevent the parties from accounting for the transaction to be effected by this Agreement as a pooling of interests.

Section 6.9 Errors and Omissions. Buyer has not incurred any material liability or taken or failed to take any action that may reasonably be expected to result in a material liability for errors or omissions in the conduct of its insurance business, except such liabilities as are fully covered by insurance and those disclosed in the Buyer SEC Documents. Buyer has errors and omission (E&O) insurance coverage in force, with minimum liability limits of $35,000,000 per occurrence and $35,000,000 aggregate, with a deductible of $250,000.

Section 6.10 Securities Law Representations. (a) Buyer was granted access to the business premises, offices, properties, and business, corporate and financial books and records of the Acquired Companies. Buyer was permitted to examine the foregoing records, to question officers of the Acquired Companies, and to make such other investigations as it considered appropriate to determine or verify the business and financial condition of the Acquired Companies. The Shareholders furnished to Buyer all information regarding the business and affairs of the Acquired Companies that Buyer requested.

(b) Because of its considerable knowledge and experience in financial and business matters, Buyer is able to evaluate the merits, risks, and other factors bearing on the suitability of the Company Shares as an investment.

(c) Buyer's annual income and net worth are such that it would not now be, and does not contemplate being, required to dispose of any investment in the Company Shares, including the risk of losing all or any part of its investment and the inability to sell, transfer, pledge, or otherwise dispose of any of the Company Shares for an indefinite period. Buyer recognizes that the Company Shares will not be registered under the Securities Act of 1933 and will therefore constitute "restricted securities," which means, among other things, that Buyer generally will not be able to sell the Company Shares for a period of at least one (1) year following the Closing Date.

(d) Buyer's acquisition of the Company Shares will be solely for its own account, as principal, for investment, and not with a view to, or for resale in connection with, any underwriting or distribution.

Section 6.11 Accounting Matters. To the knowledge of Buyer, no Affiliate of Buyer has, during a period of thirty (30) days prior to the date of this Agreement, sold, pledged, hypothecated, or otherwise transferred or encumbered any Buyer Shares held by such Affiliate.

Article 7

[INTENTIONALLY OMITTED]

Article 8

[INTENTIONALLY OMITTED]

Article 9

Additional Agreements

Section 9.1 Access to Information. Upon reasonable notice, the Shareholders shall cause the Acquired Companies to afford to the officers, employees, accountants, counsel, and other authorized representatives of Buyer full access, during the period prior to the Closing Date, to all of the properties, books, contracts, commitments, records, and senior management of the Acquired Companies. Unless otherwise required by law, Buyer will hold any such information that is nonpublic in confidence, will not use such information in its business if the transaction does not close, and will return such information if the transaction does not close.

Section 9.2 Expenses. Whether or not the transaction is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

Section 9.3 Brokers or Finders. Each of the parties represents, as to itself, its subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor, or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and each of the parties agrees to indemnify and hold the others harmless from and against any and all claims, liabilities, or obligations with respect to any fees, commissions, or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

Section 9.4 Additional Agreements; Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other parties.

Section 9.5 Non-Competition Covenants. Each of the Shareholders agrees that neither Johnsen, Norshipco, nor any officer, director, or shareholder of Norshipco, shall, directly or indirectly, for a period of five (5) years beginning on the Closing Date, engage in, or be or become the owner of an equity interest in, or otherwise consult with, be employed by, or participate in the business of, any entity (other than Buyer or the Company) engaged in the insurance agency business, whether for the purpose of (a) brokering or writing policies, including employee benefits insurance, or (b) providing third-party administrative or claims adjustment services, with respect to fishing vessels, maritime operations, or other commercial enterprises, within a one hundred (100)-mile radius of Norfolk, Virginia; provided, however, that any acquisition by Norshipco or its sole shareholder of any entity, ten percent (10%) or less of whose revenues are generated from services similar to those described in subsections (a) and (b) above, shall not constitute a breach by Norshipco of this Section 9.5. Johnsen acknowledges that the confidentiality and non-solicitation covenants to be contained in any employment agreement he may enter into with Buyer will be in addition to, and will not supersede or be subordinate to, the non-competition covenants contained in this Section 9.5; provided, however, that notwithstanding anything in this Agreement to the contrary, in the event that Johnsen's employment is terminated by Buyer without "Cause" (as defined in the Johnsen Employment Agreement) at any time prior to the third (3rd) anniversary date of this Agreement, then the restricted period for Johnsen's non-competition covenant under this Section 9.5 shall be reduced from five (5) years to eighteen (18) months following such termination.

Section 9.6 Accounting Matters. Each of the Shareholders agrees that they would each be deemed "Affiliates" of the Company (as such term is defined in Section 3.22 of this Agreement) and that, in order to preserve the pooling-of-interests treatment of this transaction, such Shareholder shall not (other than Norshipco's pledge of its Buyer Shares pursuant to that certain Stock Pledge Agreement Supplement, dated as of even date hereof, by Norshipco in favor of Credit Lyonnais) sell, pledge, hypothecate, or otherwise transfer or encumber any Buyer Shares issued to such Shareholder under this Agreement until the final results of at least thirty (30) days of post-Closing combined operations have been published by Buyer, via the issuance of a quarterly earnings report or other means at Buyer's sole discretion.

Section 9.7 Remedy for Breach of Covenants. In the event of a breach of the provisions of Section 9.5 or 9.6, Buyer and the Acquired Companies shall be entitled to injunctive relief as well as any other applicable remedies at law or in equity. Should a court of competent jurisdiction declare the covenants set forth in Section 9.5 or 9.6 unenforceable due to a unreasonable restriction, duration, geographical area or otherwise, the parties agree that such court shall be empowered and shall grant Buyer, the Acquired Companies and their affiliates injunctive relief to the extent reasonably necessary to protect their respective interests. The Shareholders acknowledge that the covenants set forth in Section 9.5 and 9.6 represent an important element of the value of the Company Shares and were a material inducement for Buyer to enter into this Agreement.

Section 9.8 Successor Rights. The covenants contained in Section 9.5 and 9.6 shall inure to the benefit of any successor in interests of Buyer by way of merger, consolidation, sale or other succession.

Section 9.9 Errors and Omissions Tail Coverage. On or prior to the Closing Date, the Shareholders shall cause each Acquired Company to purchase, at the Shareholders' expense, a tail coverage extension on such Acquired Company's errors and omissions insurance policy. Such coverage shall extend for a period of at least three (3) years from the Closing Date, shall have the same coverages and deductibles currently in effect, and shall otherwise be in form reasonably acceptable to Buyer. A Certificate of Insurance evidencing such coverage shall be delivered to Buyer at or prior to Closing.

Section 9.10 Johnsen Employment Agreement. Buyer and Johnsen agree on the Closing Date to execute and deliver the Johnsen Employment Agreement.

Section 9.11 Pledge Agreement. The parties agree on the Closing Date to execute and deliver the Pledge Agreement.

Section 9.12 Release. The Shareholders each agree on the Closing Date to execute and deliver the Release.

Section 9.13 Confidentiality. The parties agree to maintain the existence of this transaction and the terms hereof in confidence, until the earliest of the following circumstances occurs: (a) the parties mutually agree to release such information to the public; (b) Buyer reasonably concludes that such disclosure is required by law; or (c) the Closing has occurred and ownership of the Company Shares has passed to Buyer.

Section 9.14 Preparation of Tax Return. The Shareholders recognize that a year-to-date income tax return must be prepared and filed for the Acquired Companies as a result of this transaction and that the Shareholders are primarily responsible for preparing this return. The Shareholders therefore agree to prepare these returns promptly after the Closing, at their expense, and deliver them to the Company to review and file. Buyer and the Company shall be solely responsible for any changes they make to the returns prepared by the Shareholders.

Article 10

Conditions

Section 10.1 Conditions to Each Party's Obligation. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction prior to or on the Closing Date of the following conditions:

(a) Approvals. All authorizations, consents, orders, or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure to obtain which would have a material adverse effect on any Acquired Company, shall have been filed, occurred, or been obtained.

(b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transaction shall be in effect.

Section 10.2 Conditions to Obligations of Buyer. The obligation of Buyer to effect the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions, unless waived by Buyer, which satisfaction or waiver of such conditions shall be evidenced by Buyer's closing of such transactions:

(a) Representations and Warranties. The representations and warranties of the Shareholders set forth in this Agreement shall be true and correct in all material respects as of the Closing Date.

(b) Performance of Obligations by the Shareholders. The Shareholders shall have performed all obligations required to be performed by them under this Agreement at or prior to the Closing Date, except as otherwise set forth in Section 9.15 of this Agreement.

(c) Non-Disclosure and Non-Piracy Agreements. Each employee of the Company that Buyer intends to retain shall have executed and delivered to Buyer a copy of Buyer's standard employment agreement, which contains confidentiality and non-solicitation provisions.

(d) Due Diligence. Buyer shall be satisfied, in its sole discretion, with the results of its due diligence investigation of the Company.

(e) Release. Each Shareholder shall have executed and delivered to Buyer the Release.

(f) Pledge Agreement. The Shareholders shall have executed and delivered to Buyer the Pledge Agreement.

(g) Johnsen Employment Agreement. Johnsen shall have executed and delivered to Buyer the Johnsen Employment Agreement.

(h) Opinion of the Shareholders' Counsel. The Shareholders shall have delivered to Buyer a written opinion of counsel dated as of the Closing Date in substantially the form attached hereto as Exhibit 2.2(a)(iv) with only such changes therein as shall be in form and substance reasonably satisfactory to Buyer.

(i) Adverse Changes. There shall have been no material adverse change to the business or financial condition of any Acquired Company since the Balance Sheet Date.

(j) Board Approval. Buyer's Board of Directors shall have approved this transaction and the issuance of the Buyer Shares to the Shareholders.

(k) Termination of Employee Benefit Plans. The Shareholders shall have delivered to Buyer duly executed resolutions of the Company's Board of Directors terminating all of the Company's Employee Benefit Plans, effective prior to the Closing Date.

(l) Accounting and Tax Treatment; Securities Exemption. Buyer shall be satisfied that its acquisition of the Company Shares and related issuance of the Buyer Shares shall qualify (i) for treatment for accounting purposes as a pooling-of-interests transaction and (ii) for an exemption from registration under federal and state securities laws.

Section 10.3 Conditions to Obligation of the Shareholders. The obligations of the Shareholders to effect the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, unless waived by the Shareholders:

(a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the Closing Date.

(b) Performance of Obligations by Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Opinion of Buyer's Counsel. Buyer's Assistant General Counsel shall have delivered to the Shareholders a written opinion dated as of the Closing Date in substantially the form attached hereto as Exhibit 2.2(b)(ii), with only such changes therein as shall be in form and substance reasonably satisfactory to the Shareholders.

Article 11

Indemnification

Section 11.1 Survival of Representations, Warranties, Indemnities and Covenants. The representations, warranties and indemnities set forth in this Agreement and any right to bring an action at law, in equity, or otherwise for any misrepresentation or breach of warranty under this Agreement shall survive for a period of one (1) year from the Closing Date. All post-closing covenants shall survive the Closing for the period specified in this Agreement or, if not specified, for a period of one (1) year following the Closing Date.

Section 11.2 Indemnification Provisions for the Benefit of Buyer. Subject to Sections 11.4 and 11.5, the Shareholders, jointly and severally, agree to indemnify and hold Buyer, the Acquired Companies and their respective officers, directors and affiliates harmless from and against any and all Adverse Consequences (as defined below) that any of such parties may suffer or incur resulting from, arising out of, relating to, or caused by (a) the breach of any of the Shareholders' representations, warranties, obligations or covenants contained herein, or (b) the operation of any Acquired Company's business or ownership of the Company Shares by the Shareholders on or prior to the Closing Date, including, without limitation, any claims or lawsuits based on conduct of any Acquired Company or the Shareholders occurring before the Closing. For purposes of this Article 11, the phrase "Adverse Consequences" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), obligations, taxes, liens, losses, expenses, and fees, including all attorneys' fees and court costs.

Section 11.3 Indemnification Provisions for the Benefit of the Shareholders. Buyer agrees to indemnify and hold the Shareholders harmless from and against any and all Adverse Consequences the Shareholders may suffer or incur resulting from, arising out of, relating to, or caused by (a) the breach of any of Buyer's representations, warranties, obligations or covenants contained herein, or (b) the operation of the business of any Acquired Company or ownership of the Company Shares by Buyer after the Closing Date, including, without limitation, any claims or lawsuits based on conduct of Buyer or any Acquired Company occurring after the Closing.

Section 11.4 Maximum Indemnification Obligation. The maximum indemnification obligation of any party (the Shareholders for purposes of this Section 11.4 being considered one party) shall be limited to $4,000,000.00.

Section 11.5 Materiality Threshold; Set-Off of E&O Insurance Proceeds. (a) No party shall be entitled to indemnification hereunder with respect to any claim or claims unless and until the aggregate amount of the indemnified claim or claims exceeds $50,000.00. Once such party's claims exceed $50,000.00 in the aggregate, such party shall be entitled to be indemnified for the full amount of its claims, including the initial $50,000.00 thereof.

(b) Buyer agrees to pursue diligently any claims made under the Company's errors and omissions tail coverage policy required pursuant to Section 9.9 hereof, and to offset the amount of any errors and o missions-related Adverse Consequence otherwise indemnifiable under this Article 11 against such proceeds from such tail policy before seeking funds directly from the Shareholders to satisfy their indemnification obligations with respect to such errors and omissions Adverse Consequence.

Article 12

[INTENTIONALLY OMITTED]

Article 13

Miscellaneous

Section 13.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (if confirmed), or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses or at such other address for a party as shall be specified by like notice:

(a) If to Buyer, to

Brown & Brown, Inc.

401 E. Jackson Street, Suite 1700

Tampa, Florida 33602

Telecopy No.: (813) 222-4464

Attn: Laurel L. Grammig, Esq.

(b) if to Johnsen, to

Stephen A. Johnsen

5000 World Trade Center

Norfolk, Virginia 23510

Telecopy No.: (757) 624-1361

with a copy to

Vandeventer Black LLP

500 World Trade Center

Norfolk, Virginia 23510

Telecopy No.: (757) 446-8670

Attention: Geoffrey F. Birkhead, Esq.

(c) If to Norshipco, to

Norfolk Shipbuilding & Drydock Corporation

750 West Berkley Avenue

Norfolk, Virginia 23523

Telecopy No.: (757) 494-4307

Attention: President

with a copy to

Katten Muchin Zavis

525 West Monroe Street

Suite 1600

Chicago, Illinois 60661-3693

Telecopy No.: (312) 577-8755

Attention: Maryann Waryjas, Esq.

Section 13.2 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 13.3 Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 13.4 Assignment. Except as contemplated in Section 9.8 hereof, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. This Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

Section 13.5 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

Section 13.6 Joint Efforts. This Agreement is the result of the joint efforts and negotiations of the parties hereto, with each party being represented, or having the opportunity to be represented, by legal counsel of its own choice, and no singular party is the author or drafter of the provisions hereof. Each of the parties assumes joint responsibility for the form and composition of this Agreement and each party agrees that this Agreement shall be interpreted as though each of the parties participated equally in the composition of this Agreement and each and every provision and part hereof. The parties agree that the rule of judicial interpretation to the effect that any ambiguity or uncertainty contained in an agreement is to be construed against the party that drafted the agreement shall not be applied in the event of any disagreement or dispute arising out of this Agreement.

Section 13.7 Headings. All paragraph headings herein are inserted for convenience of reference only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

Section 13.8 Severability. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be illegal, invalid or unenforceable, either in whole or in part, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining provisions or covenants, or any part thereof, all of which shall remain in full force and effect.

Section 13.9 Attorneys' Fees. The prevailing party in any proceeding brought to enforce the provisions of this Agreement shall be entitled to an award of reasonable attorneys' fees and costs incurred at both the trial and appellate levels incurred in enforcing its rights hereunder.

Section 13.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida without regard to conflicts of laws principles.

* * * * * * * * * *

[Remainder of Page Intentionally Left Blank - Signature Page Follows]

IN WITNESS WHEREOF, the parties have signed or caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

BUYER:

BROWN & BROWN, INC.

By: /S/ THOMAS M. DONEGAN, JR.

Name: Thomas M. Donegan, Jr.

Title: Vice President

SHAREHOLDERS:

/S/ STEPHEN A. JOHNSEN

Stephen A. Johnsen, individually

NORFOLK SHIPBUILDING & DRYDOCK CORPORATION

By: /S/ B. EDWARD EWING

Name: B. EDWARD EWING

Title: CEO

SCHEDULES AND EXHIBITS

Schedule 3.1: Acquired Companies

Schedule 3.8: Shareholder Distributions

Schedule 3.9(a): Book of Business

Schedule 3.9(e): Accounts Receivable

Schedule 3.10(b): Undisclosed Liabilities

Schedule 3.11: Litigation and Claims

Schedule 3.14: Material Contracts

Schedule 3.16: Insurance Policies

Schedule 3.17: Errors and Omissions Coverage

Schedule 3.19: Employee Benefit Plans

Schedule 3.20(c): Owned Intellectual Property

Schedule 3.20(d): Licensed Intellectual Property

Exhibit 2.2(a)(ii): Release

Exhibit 2.2(a)(iii): Pledge Agreement

Exhibit 2.2(a)(v): Opinion of Shareholders' Counsel

Exhibit 2.2(b)(ii): Opinion of Buyer's Counsel

G:\JHAYES\VIRGINIA\FLAGSHIP\SPA6.doc

ADDENDUM TO STOCK PURCHASE AGREEMENT

REGISTRATION RIGHTS PROVISIONS

Section 1. Definitions.  As used in this Addendum, the following terms have the meanings specified below and include the plural as well as the singular:

"Common Stock" means the Company's common stock, par value $0.10 per share.

"Company" means Brown & Brown, Inc., a Florida corporation.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof and any court, panel, judge, board, bureau, commission, agency or other entity, body or other Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"NASD" means the National Association of Securities Dealers, Inc.

"Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"Prospectus" means the prospectus included in any Registration Statement at the time the same becomes effective, as amended or supplemented by any prospectus supplement, including post-effective amendments and all material incorporated by reference in the prospectus.

"Registrable Shares" means the Sellers' Registrable Shares. All such securities shall cease to be Registrable Shares when they (i) have been distributed to the public pursuant to an offering registered under the Securities Act, (ii) become eligible to be sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), or (iii) are sold by Sellers.

"Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Addendum, including, without limitation, all SEC and stock exchange or NASD registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Shares), printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or national market system on which similar securities issued by the Company are then listed, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit, special audit, if necessary, and "cold comfort" letters required by or incident to such performance and compliance and the fees and expenses of any special experts retained by the Company); however, the Company shall not be responsible for any underwriting discounts or commissions, fees and expenses of counsel to Sellers or transfer taxes, if any, attributable to the sale of Sellers' Registrable Shares.

"Registration Statement" means any registration statement of the Company that covers any of the Registrable Shares pursuant to the provisions of this Addendum, including all pre-effective amendments and post-effective amendments thereto, the Prospectus and supplements thereto, all exhibits, and all materials incorporated by reference in the Registration Statement.

"SEC" means the Securities and Exchange Commission or any successor thereof.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Sellers" means the parties identified as "Shareholders" in the Stock Purchase Agreement.

"Stock Purchase Agreement" means the stock purchase agreement to which this Addendum is attached.

"Sellers' Registrable Shares" means all Common Stock issued to Sellers pursuant to the terms of the Stock Purchase Agreement and all Common Stock issued with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or otherwise.

Section 2. Registration Rights.

(a) The Company shall use its best efforts to prepare and file a Registration Statement on or before March 30, 2001 (and, as a means of ameliorating the Sellers' market risk in the Registrable Shares but not as additional consideration under the Stock Purchase Agreement, the Company shall pay the Sellers $1,000.00 for each business day after such date that a Registration Statement has not been filed by the Company), providing for the sale of the Registrable Shares by the Sellers pursuant to Rule 415 of the Securities Act or any similar rule that may be adopted by the SEC; however, none of the Sellers shall sell, transfer, pledge or otherwise dispose of any Registrable Shares: (i) before the date on which financial results covering at least thirty (30) days of post-Closing Date (as defined in the Stock Purchase Agreement) combined operations of the Company and The Flagship Group, Ltd., a Virginia corporation, have been published by the Company except as otherwise permitted by the Stock Purchase Agreement; (ii) if such sale, transfer, pledge or disposition would prevent the stock purchase pursuant to the Stock Purchase Agreement from being accounted for as a pooling-of-interests; or (iii)  while such Registration Statement remains effective, during a period beginning fifteen (15) days before the end of each of the Company's fiscal quarters and ending on the second (2nd) business day following the next release by the Company to the public of quarterly or annual earnings. The Registration Statement may include other securities of the Company designated by the Company and may include securities of the Company being sold for the account of the Company or others.

(b) The provisions of this Section 2 will be subject to the following conditions:

(i) If at any time after the Company files a Registration Statement hereunder the Company decides to make a public offering of securities through one or more underwriters, and an underwriter selected by the Company to manage such proposed underwriting advises the Company that it believes that such underwritten offering could be adversely affected by the concurrent registered offering of Registrable Shares pursuant hereto, then the Company may delay or suspend the filing or effectiveness of such Registration Statement for no more than one hundred eighty (180) days and during such period none of the Sellers shall sell, transfer, pledge or otherwise dispose of any Registrable Shares; provided, however, that in the event such public offering of securities by the Company appears probable, the Company and the Sellers agree to negotiate in good faith regarding the possibility of the Company granting "piggyback" rights in favor of the Sellers in connection with such offering.

(ii) If the Company, in its sole discretion, determines that the filing, maintenance of the effectiveness thereof or the fulfillment of any obligation it has hereunder to update, amend or supplement a Registration Statement would be detrimental to the Company, the Company shall have the right to defer the filing of a Registration Statement hereunder or delay or suspend the effectiveness thereof or suspend or delay fulfilling any obligation it has hereunder to update, amend or supplement a Registration Statement for the period for which such act would be detrimental, and during such period none of the Sellers shall sell, transfer, pledge or otherwise dispose of any Registrable Shares; provided, however, that such period may not exceed more than forty-five (45) days.

Section 3. Expenses. The Company will pay all Registration Expenses in connection with the registration pursuant to Section 2 of this Addendum, whether or not such registration becomes effective under the Securities Act. Notwithstanding the foregoing, Sellers shall pay all underwriting discounts and commissions, fees and expenses of counsel to the Sellers, and transfer taxes incurred in connection with any registration pursuant to Section 2.

Section 4. Registration Procedures.

(a) With respect to a registration pursuant to Section 2 of this Addendum, the Company, subject to subsection 2(b) above, will use reasonable efforts to promptly effect the registration of the Registrable Shares, and in connection therewith, the Company shall do the following:

(i) prepare and file with the SEC a Registration Statement and use reasonable efforts to cause such Registration Statement to become effective;

(ii) prepare and file with the SEC such amendments and post-effective amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continually effective for a period expiring on the earlier of (A) the date there are no longer shares of Common Stock outstanding that constitute Registrable Shares or (B) one (1) year from the Closing Date (as defined in the Stock Purchase Agreement);

(iii) promptly notify Sellers, at any time when a Prospectus relating to Sellers' Registrable Shares covered by the Registration Statement is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Registration Statement or the Prospectus or any document incorporated therein contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, and the Company shall promptly prepare and file with the SEC and furnish to Sellers a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the Sellers' Registrable Shares, such Prospectus shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iv) use reasonable efforts to register or qualify the Registrable Shares covered by the Registration Statement for offer and sale under the securities or "blue sky" laws of each state and other U.S. jurisdiction as Sellers reasonably request in writing; however, the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to so qualify, (B) take any action that would subject it to general service of process in any jurisdiction where it would not otherwise be subject to such general service of process, or (C) subject itself to general taxation in any jurisdiction where it would not otherwise be subject;

(v) cause all Registrable Shares included in such Registration Statement to be listed on the New York Stock Exchange (or any other market on which the Common Stock is then listed); and

(vi) promptly provide Sellers with copies of the Prospectus relating to Sellers' Registrable Shares, including any amendments to the Prospectus, used in connection with the Registration Statement.

(b) Sellers, upon receipt of any notice from the Company of the occurrence of any event of the kind described in clause (iii) of subsection 4(a) above, will forthwith discontinue disposition of the Sellers' Registrable Shares pursuant to the Registration Statement covering such Sellers' Registrable Shares until Seller's receipt of the copies of the supplemented or amended Prospectus contemplated by such subsection 4(a) and, if so directed by the Company, Sellers will deliver to the Company all copies, other than permanent file copies then in Sellers' possession, of the most recent Prospectus covering such Sellers' Registrable Shares at the time of receipt of such notice. Seller, upon receipt of any notice from the Company of the issuance of any stop order or blue sky order will forthwith, in the case of any stop order, discontinue disposition of the Sellers' Registrable Shares pursuant to the Registration Statement covering such Sellers' Registrable Shares or, in the case of any blue sky order, discontinue disposition of the Sellers' Registrable Shares in the applicable jurisdiction, until advised in writing of the lifting or withdrawal of such order.

Section 5. Indemnification.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless Sellers, against any and all losses, claims, damages or liabilities, joint or several, and expenses to which any of them may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any materially untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or Prospectus, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; however, the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (x) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of Sellers specifically for use in the Registration Statement or Prospectus, or (y) results from the fact that a Seller sold Registrable Shares to a Person to whom there was not sent or given, at or before the written confirmation of such sale, a copy of the Prospectus, if the Company had previously made available to such Seller copies thereof and such Prospectus, as then amended or supplemented, corrected such misstatement or omission, or (z) results from a Seller breaching one or more of its obligations hereunder.

(b) Indemnification by Sellers. Sellers will indemnify and hold harmless (in the same manner and to the same extent as set forth in subsection 5(a), including, without limitation, clauses (y) and (z) of the proviso set forth therein) the Company and its directors, officers and controlling persons, each other party registering securities under a Registration Statement and each underwriter, dealer manager or similar securities industry professional participating in the distribution of Seller's Registrable Shares and such securities industry professional's respective directors, officers, partners and controlling persons and any other party offering securities under such Registration Statement, (i) with respect to any materially untrue statement or alleged untrue statement of material fact, or any omission or alleged omission to state a material fact with respect to such Registration Statement or Prospectus if such statement or alleged statement or omission or alleged omission was made in reliance upon information furnished to the Company by or on behalf of Sellers for use in such Registration Statement or Prospectus, (ii) results from the fact that Sellers sold Sellers' Registrable Shares to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus if the Company had previously furnished copies thereof to Sellers and such Prospectus, as then amended or supplemented, corrected such misstatements or omission, or (iii) results from such Seller breaching one or more of its obligations hereunder. Sellers will reimburse the indemnified parties for any legal or other costs or expenses incurred in connection with defending any such loss, claim, damage, liability, action or proceeding; provided, however, that in no event shall any Seller's indemnification obligations under this Addendum exceed the aggregate proceeds such Seller has received from the sale of such Seller's Registrable Shares; provided, further, however, that nothing herein shall be deemed or construed to limit, modify, or otherwise affect the Sellers' indemnification obligations under Article 11 of the Stock Purchase Agreement.

(c) Notice of Claims, etc. Promptly after receipt by an indemnified party under subsection 5(a) or (b) of notice of any claim or the commencement of any action or proceeding subject to indemnification thereunder, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under either of such subsections, promptly notify the indemnifying party in writing of the claim or the commencement of the action or proceeding; provided that the failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party under subsection 5(a) or (b) or otherwise, except to the extent the indemnifying party shall have been materially prejudiced by such failure to give notice. If any such claim, action or proceeding shall be brought against an indemnified party, and it shall timely notify the indemnifying party, the indemnifying party shall be entitled to participate in, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim, action or proceeding, the indemnifying party shall not be liable to the indemnified party under, subsection 5(a) or (b) for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; however, such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim, action or proceeding or has failed to employ counsel reasonably satisfactory to such indemnified party in any such claim, action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such indemnified party that are inconsistent or in conflict with those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for such indemnified party and any other indemnified parties similarly situated, which firm shall be designated in writing by such indemnified parties. The indemnifying party shall not be liable for any settlement of any such action or proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying party agrees to indemnify and hold harmless such indemnified parties from and against any loss or liability by reason of such settlement or judgment.

(d) Contribution. If the indemnification provided for in subsection 5(a) or (b) is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses referred to in subsection 5(a) or (b), (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Sellers on other hand from the sale of the Sellers' Registrable Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and Sellers on the other hand in connection with statements or omissions that resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Sellers on the other hand shall be deemed to be in the same proportion as the total net proceeds from the issuance and sale of such Registrable Shares (before deducting expenses) received by the Company bear to the total compensation or profit (before deducting expenses) received or realized by Sellers of Sellers' Registrable Shares from the resale of such Registrable Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Sellers of Sellers' Registrable Shares and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and Sellers agree that it would not be just and equitable if contributions pursuant to this subsection 5(d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection 5(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses referred to in the first sentence of this subsection 5(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any claim, action or proceeding (which shall be limited as provided in subsection 5(c) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) that is the subject of this subsection 5(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding against such party in respect of which a claim for contribution may be made against an indemnifying party under this subsection 5(d), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in subsection 5(c) above has not been given with respect to such action or proceeding; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party under this subsection 5(d) or otherwise, except to the extent the indemnifying party shall have been materially prejudiced by such failure to give notice.

Section 6. Miscellaneous.

(a) Amendments and Waivers. No waiver, amendment, modification or supplement of any provision of this Addendum, including this subsection 6(a), shall be valid unless it is approved in writing by each of the parties to the Stock Purchase Agreement.

(b) Assignment. Sellers shall not be entitled to assign or transfer any or all of their rights under this Addendum, whether by operation of law or otherwise.

(c) Termination. The provisions of this Addendum will terminate with respect to a Seller's Registrable Shares, other than the provisions of Section 5 hereof, which will survive any such termination, as to a Seller when he/she ceases to own Registrable Shares.

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